Exhibit 99.2

Fab 25 Business of Infineon Technologies AG Combined Abbreviated Financial Statements as of and for the Interim Period Ended June 30, 2025 and 2024

FAB 25 BUSINESS OF INFINEON TECHNOLOGIES AG

TABLE OF CONTENTS
Page
COMBINED ABBREVIATED FINANCIAL STATEMENTS
AS OF AND FOR THE INTERIM PERIOD ENDED JUNE 30, 2025 AND 2024

Statements of Assets Acquired and Liabilities Assumed    2

Statements of Revenues and Direct Expenses    3

Notes to Combined Abbreviated Financial Statements    4–17

FAB 25 BUSINESS OF INFINEON TECHNOLOGIES AG

COMBINED STATEMENTS OF ASSETS ACQUIRED AND LIABILITIES ASSUMED
AS OF JUNE 30, 2025 AND 2024
(US dollars in thousands)
(unaudited)

	2025	2024
ASSETS ACQUIRED

CURRENT ASSETS:
Inventories	$34,374	$47,938
Other current assets	14,103	17,222

	48,477	65,160

NONCURRENT ASSETS:
Property, plant, and equipment	148,019	154,658
Other intangible assets	2,000	3,633
Right-of-use assets	21,164	23,624

	171,183	181,915

TOTAL ASSETS ACQUIRED	$219,660	$247,075

LIABILITIES ASSUMED

CURRENT LIABILITIES:
Trade payables	$23,660	$31,256
Current personnel-related provisions	4,307	5,476
Current lease liabilities	2,209	1,561
Other current liabilities	1,349	1,406

	31,525	39,699

NONCURRENT LIABILITIES—Noncurrent lease
Liabilities	20,880	23,087

TOTAL LIABILITIES ASSUMED	52,405	62,786

NET ASSETS ACQUIRED	$167,255	$184,289

The accompanying notes are an integral part of these combined abbreviated financial statements.
FAB 25 BUSINESS OF INFINEON TECHNOLOGIES AG

COMBINED STATEMENTS OF REVENUES AND DIRECT EXPENSES
FOR THE INTERIM PERIOD ENDED JUNE 30, 2025 AND 2024
(US dollars in thousands)
(unaudited)

	2025	2024

REVENUES	$250,249	$249,596

DIRECT EXPENSES:
Cost of sales	(229,245)	(230,487)
General and administrative expenses	(618)	(632)

	(229,863)	(231,119)

NET REVENUES AFTER DIRECT EXPENSES	20,386	18,477

OTHER EXPENSES—Interest expenses	(749)	(409)

	(749)	(409)

NET REVENUES AFTER DIRECT AND OTHER EXPENSES	$19,637	$18,068

The accompanying notes are an integral part of these combined abbreviated financial statements.

FAB 25 BUSINESS OF INFINEON TECHNOLOGIES AG
NOTES TO COMBINED ABBREVIATED FINANCIAL STATEMENTS
AS OF AND FOR THE INTERIM PERIOD ENDED JUNE 30, 2025 AND 2024

(Amounts in U.S. dollars in thousands, unless otherwise indicated)
1.DESCRIPTION OF THE TRANSACTION AND BASIS OF PRESENTATION
Description of the Transaction—On June 30, 2025, Spansion LLC, organized in Delaware (United States of America) (“Spansion“), a wholly owned subsidiary of Infineon Technologies AG, headquartered in Munich (Germany) (“IFX”), completed the previously announced sale of certain assets and liabilities, along with the transfer of employees, related to its Fab 25 200 mm semiconductor manufacturing facility in Austin, Texas (United States of America) (the “Transaction” or “Fab 25 Business”) to SkyWater Technology, Inc., based in Bloomington, Minnesota (United States of America) (“SKYT”).
Prior to June 30, 2025, the Fab 25 Business, with its front-end wafer semiconductor manufacturing facility, served as an integrated internal contract manufacturer for IFX and its wholly owned subsidiaries. Accordingly, the Fab 25 Business was separated and carved out into the newly established legal entity named Spansion Fab 25 LLC, organized in Delaware (United States of America) (“NewCo”), which was fully owned by Spansion. Accordingly, these historical combined abbreviated financial statements contain revenue, which is recognized entirely with related parties.
Spansion transferred substantially all relevant assets related to the front-end wafer 200 mm semiconductor manufacturing facility (including front-end wafer testing facility) and the procurement function responsible for spare parts (excluding raw materials for raw wafers and externally produced front-end wafers) to NewCo, which in turn assumed the associated liabilities. Employees related to the Fab 25 Business were also transferred to NewCo. The procurement functions for raw wafers and externally produced front-end wafers were not part of the Transaction and remained with IFX.
Prior to June 30, 2025, Spansion received intercompany administrative, human resources, procurement, and production-related information technology support services from other wholly owned subsidiaries of IFX. As part of the Transaction, the employees responsible for providing these support services were also transferred to NewCo, along with the related assets and liabilities associated with the transferring employees.
In addition, Spansion’s membership in 5200 Ben White Condominium Association, Inc. is part of the Transaction. The purpose of the association is solely to govern and maintain shared usage of certain utilities fully owned by Spansion, which are also utilized by a third party.
The Transaction was carried out pursuant to the terms of the Membership Interest Purchase Agreement (the “MIPA”) dated as of February 25, 2025, by and between Spansion and SKYT. With the closing of the Transaction on June 30, 2025, SKYT purchased all shares of the NewCo from Spansion.
In addition, SKYT and IFX have entered into a long-term supply agreement, namely the Individual Agreement to the Frame Agreement for the Purchase of Wafers and Services (“Individual Agreement”), under which SKYT will provide manufacturing and testing services for front-end wafer 200 mm semiconductor products as a contract manufacturer for IFX and its wholly owned subsidiaries.
Furthermore, SKYT and IFX have entered into an agreement for IFX to lease office space from SKYT at a price of $100 a month for the first 36 months after closing, $110 a month for the following 12 months, and an extension period option at fair value for an additional 24 months.

Basis of Presentation—The accompanying combined statements of assets acquired and liabilities assumed as of June 30, 2025 and 2024, and the related combined statements of revenues and direct expenses for the interim period ended June 30, 2025 and 2024, and notes thereto (collectively, the “Abbreviated Financial Statements”) of Fab 25 Business have been prepared for the purpose of complying with Rule 3-05 of Regulation S-X under the Securities Act of 1933 of the United States Securities and Exchange Commission. The interim Abbreviated Financial Statements are unaudited, but reflect all normal recurring adjustments that are, in the opinion of management, necessary to fairly present the information set forth herein.
Throughout the periods covered by the Abbreviated Financial Statements, the operations relating to the assets acquired and liabilities assumed were not segregated within separate legal entities, but were embedded within various IFX legal entities. Historically, IFX has not maintained separate records for these assets. The assets were never operated as a separate independent business or division and separate financial statements have not been prepared in the past. As a result of the foregoing, it is not practicable to provide complete financial statements of the Fab 25 Business, including a reasonable and appropriate allocation of corporate overhead costs, interest expenses, and tax expenses.
The Abbreviated Financial Statements have been derived from the accounting records of Spansion and other wholly owned subsidiaries of IFX using historical results of operations and financial position and reflect only the assets acquired, liabilities assumed and associated revenues, direct expenses, and other expenses of the Fab 25 Business.
The Abbreviated Financial Statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). These Abbreviated Financial Statements are not intended to represent a complete presentation of the financial position, results of operations, cash flows and the related footnotes of the Fab 25 Business.
The assets acquired and liabilities assumed as part of the Transaction include items specifically identified in the MIPA. The assets and liabilities related to Fab 25 Business that are excluded from the Abbreviated Financial Statements–because they are explicitly classified as excluded from the Transaction in the MIPA–include mainly cash and cash equivalents; selected types of inventories (e.g., finished goods, raw wafers, and externally produced front-end wafers (untested)); specific property, plant, and equipment and intangible assets (e.g., IP technology), intercompany trade receivables and payables due from and due to IFX and with its wholly owned subsidiaries; trade payables due to suppliers related to raw wafers and externally produced front-end wafers (untested); selected types of other assets and liabilities; certain types of personnel-related liabilities; and tax-related liabilities and assets (e.g., income and deferred taxes).
The revenues, direct expenses, and other expenses presented reflect only the activities and functions that were historically part of the Fab 25 Business.
As the Fab 25 Business operated as an integrated internal contract manufacturer within IFX group (i.e., consisting of IFX and its wholly owned subsidiaries), cash flows specific to operating, investing, and financing activities were neither prepared nor historically reported at the Fab 25 Business level and were comingled with other IFX group entities. Consequently, the preparation of such cash flow information attributable to the Fab 25 Business is not practical and was not included in the Abbreviated Financial Statements.
The Abbreviated Financial Statements are not necessarily indicative of the results of operations that would have occurred or may occur in the future if the Fab 25 Business had been integrated into SKYT group (i.e., consisting of SKYT and its wholly owned subsidiaries).

2.USE OF MANAGEMENT’S ESTIMATES AND ASSUMPTIONS
These Abbreviated Financial Statements include consistent and reasonable allocation of costs, based on appropriate assumptions and estimates. Where specific identification was not practicable, a proportional cost allocation method was used, primarily based on headcount. All cost allocations were derived from direct and indirect costs incurred to provide manufacturing and testing services. The allocations and estimates in the combined statements of revenues and direct expenses are based on assumptions that IFX management considers reasonable. Actual results may differ from these estimates and assumptions.
3.SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Inventories—Inventories are measured at the lower of historical acquisition or fully absorbed production cost—calculated using the weighted-average method—and net realizable value.
Raw materials for production supplies, test wafers, photochemical, gases, and chemicals as well as sputtering targets are capitalized at their acquisition costs and with consumption recorded as cost of sales in the combined statements of revenues and direct expenses.
Consignment stocks of raw materials from suppliers are recognized as raw materials and supplies in the statements of assets acquired and liabilities assumed—together with a corresponding other current liability—at the point in time when control over these consignment stocks is transferred.
Write-downs to net realizable value are recorded for inventories and are determined at the product level for technically obsolete and slow-moving inventories on the basis of the amount of revenues expected to be generated by the relevant product. The resulting expenses are recorded in cost of sales.
Other Current Assets—Prepaid expenses, recorded under other current assets, represent advance payments for services to be received in future periods. They are initially measured at the amount paid and recognized as cost of sales over the periods in which the services are received.
Spare parts directly procured from suppliers for technical equipment and machinery are capitalized at the time of purchase and recorded as cost of sales as used, generally within a year of purchase in the combined statements of revenues and direct expenses.
Property, Plant, and Equipment—Property, plant, and equipment are measured at historical acquisition or construction cost, reduced by depreciation, and any recognized impairment losses. Depreciation is applied using the straight-line method and is recorded within cost of sales. Land and construction in progress are not subject to depreciation.
Property, plant, and equipment also include recognized upgrade costs for technical equipment and machinery, if they meet the recognition criteria under U.S. GAAP. Upgrade costs are capitalized if one of the following criteria is met: increase in the substance of the assets, change in nature of the asset, significant improvement, or significant extension of useful life.

Depreciation of property, plant, and equipment is based on the following useful lives:

Years

Land and buildings:
Land	-
Buildings	15–25

Technical equipment and machinery:
Machines	5
Utility systems	5
Testing stations	5
Other technical equipment	5

Other equipment, plant, and office equipment:
Vehicle fleet	6
Desktop systems and other office communication equipment	3
Other data processing, communication, and security systems	3
Automation systems	3
Standard test equipment	3
Other plant and office equipment	3

Other Intangible Assets—Other intangible assets consist of purchased software licenses and are measured at acquisition cost, reduced by amortization, and any recognized impairment losses. Amortization is recorded using the straight-line method over the estimated useful lives of the assets and is recorded within cost of sales. Purchased software licenses have a useful life of three years.
The Fab 25 Business does not have any goodwill or other intangible assets with indefinite useful lives.
Leases—According to Accounting Standards Codification (ASC) 842, Leases, at the commencement of a lease, a right-of-use asset is capitalized at amortized acquisition cost, and a corresponding lease liability is recognized at the present value of the outstanding lease payments.
Right-of-use assets are depreciated on a straight-line basis over the expected useful life or, if shorter, over the lease term. Depreciation is recorded within cost of sales. Lease liabilities are subsequently measured using the effective interest method and are classified as current and noncurrent. The related interest expenses are recognized for finance leases as interest expenses in the combined statements of revenues and direct expenses. A lease is classified as either a finance lease or an operating lease based on whether substantially all the risks and rewards of ownership are transferred. Finance leases transfer these risks and rewards, whereas all other leases are classified as operating leases.
Lease modifications are accounted for by remeasuring the lease liability at the effective date of the modification using a revised discount rate, with a corresponding adjustment to the right-of-use asset.
Lease arrangements are not always labeled as such; embedded leases can exist within sales, supply, or service contracts and are linked to the output of specific assets rather than the assets themselves. A right to use an asset can be conveyed in sales, supply, or service contracts; unlike normal leases, embedded leases relate to the output of an asset rather than the asset itself and commonly occur in outsourcing or user-specific production contracts. A contract or arrangement contains a lease according to ASC 842, if the fulfillment depends on the use of a specific asset, and the arrangement conveys a right to use the asset.
For operating leases, lessors recognize the leased asset as property, plant, and equipment in the statements of assets acquired and liabilities assumed and recognize income in profit and loss on a straight-line basis over the lease term.
Costs from leasing agreements for low-value assets are recorded on a straight-line basis in the cost of sales. Generally, leased assets with an acquisition cost of up to $5 are considered low-value assets. Furthermore, the short-term lease recognition exemption is used, which means there is no recognition of right-of-use assets or lease liabilities for leases with an initial term of 12 months or less.
Impairment of Long-Lived Assets—The noncurrent assets related to property, plant, and equipment; right-of-use assets; and other intangible assets with finite useful lives are tested for impairment whenever there are indicators (i.e., triggering events) that their carrying amounts may not be recoverable. Triggering events include significant adverse changes in market conditions, physical damage, technological obsolescence, lease modifications, planned sale, or underperformance compared to expectations.
The carrying amount is first compared with the undiscounted cash flows. If the carrying amount is lower than the undiscounted cash flows, no impairment loss is recognized. If the carrying amount is higher than the undiscounted cash flows, an impairment loss is recorded if the carrying value exceeds the fair value and is measured as the excess of the carrying amount over the fair value. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.
For the purposes of the Abbreviated Financial Statements, triggering events were analyzed for the stand-alone Fab 25 Business to determine whether indicators of impairment were present. Where such indicators existed, an impairment test was performed on the stand-alone Fab 25 Business, which, although not previously defined as an asset group, was treated and assessed as an asset group for the purpose of the impairment test, in accordance with the applicable accounting standards.
Trade Payables—Trade payables are recognized at nominal value as obligations for received goods or services and are classified as current liabilities if due within 12 months of the reporting date. Foreign currency payables are measured at the exchange rate on the reporting date.

Current Personnel-Related Provisions—Current personnel-related provisions include provisions for accrued paid time off (PTO), retention bonus, and performance bonus.
These employee benefits are measured at the amounts expected to be paid and are recognized as the employees render the related services. Expenses are recorded in the respective functional areas either as cost of sales or general and administrative expenses during the period in which the services are provided.
Other Current Liabilities—Other current liabilities include property tax liability, liabilities related to consignment stock, and employee-related flexible spending accounts (FSAs).
Property taxes are recognized as an expense in the period in which they are incurred, provided that the liability can be estimated both reliably and with a high degree of certainty. Therefore, property taxes relating to the current ownership or use of a property over a specific period are estimated and accrued on a monthly basis over the fiscal year.
The consignment stock liabilities are recognized as other current liabilities in the statements of assets acquired and liabilities assumed when control over the consignment stocks is transferred.

FSAs are recognized as personnel-related current liabilities. These liabilities arise from employee-elected tax-advantaged savings plans and are measured at the expected reimbursement amounts due to employees. FSAs are recognized at each reporting date, with related expenses recorded in the respective functional areas—either as cost of sales or general and administrative expenses—during the period in which the related services are provided.
Revenue Recognition—Revenue recognition in accordance with ASC 606, Revenue from Contracts with Customers, occurs when control transfers to the customer—that is, when the performance obligation is satisfied and receipt of consideration is probable.
Based on the internal manufacturing agreement between Sponsion and IFX, along with its other wholly owned subsidiaries, the performance obligations of Fab 25 Business are to provide intercompany contract manufacturing services for 200 mm front-end wafers and testing services for externally produced front-end wafers that are owned by IFX and its other wholly owned subsidiaries.
Revenue is recognized point-in-time when the performance obligations are satisfied, meaning that Fab 25 Business has completed the manufacturing services for 200 mm front-end wafers and the testing services for externally produced front-end wafers. In the event of a purchase order cancellation, IFX is contractually liable only for costs incurred up to the cancellation date.
The transaction price is determined based on costs incurred to satisfy the performance obligations (measured by material usage and time incurred), plus a 10% fixed margin for completed manufacturing services for 200 mm front-end wafers and the testing services for externally produced front-end wafers.
Cost of Sales—Cost of sales includes all direct and indirect material and production costs; labor and other personnel-related costs; depreciation and amortization of production-related property, plant, and equipment; right-of-use assets; and other intangible assets, as well as transportation, packaging, and freight costs incurred in providing contract manufacturing services for 200 mm front-end wafers (including testing services of externally produced front-end wafers that are owned by IFX and its other wholly owned subsidiaries).
All costs are recognized as expenses in accordance with U.S. GAAP in the period in which the related performance obligations are satisfied and revenue is recognized.
General and Administrative Expenses—General and administrative expenses primarily consist of personnel-related costs for HR services supporting the employees directly involved in the manufacturing activities of Fab 25 Business. Although these expenses are not directly tied to the manufacturing process itself, they are essential for maintaining and managing the Fab 25 Business workforce.
In accordance with U.S. GAAP, all such costs are recognized as expenses in the period in which they are incurred.

4.INVENTORIES
As of June 30, 2025 and 2024, inventories that are part of the Transaction are summarized as follows:

(U.S. dollars in thousands)	2025	2024

Raw materials and supplies	$6,332	$7,757
Work in progress	28,042	40,181

Total inventories	$34,374	$47,938

Raw materials and supplies include mainly production supplies test wafers, photochemical, gases, and chemicals as well as sputtering targets.
Consignment stock agreements with suppliers for raw materials are part of the Transaction. The raw materials and supplies include consignment stock inventories for which control transfers upon delivery to the consignment warehouse at the manufacturing facility in Austin, Texas (United States of America), of the Fab 25 Business. These consignment stocks (part of raw materials and supplies) amounted to $64 as of June 30, 2025 (2024: $124). For the corresponding other current liability, please refer to Note 12—Other Current Liabilities.
Work in progress relates to front-end wafers that are in the manufacturing process and for which the manufacturing and testing services have not yet been completed. The inventory classified as work in progress includes all costs incurred in providing the manufacturing and testing services. Costs related to raw wafers and externally produced and purchased front-end wafers are excluded, as these assets and their associated costs belong to the customer under the currently signed contract manufacturing agreement.
5.OTHER CURRENT ASSETS
Other current assets, which are part of the Transaction, comprise prepaid expenses for access rights to software licenses and subscriptions included in the Transaction.
Furthermore, other current assets include spare parts for technical equipment and machinery. These spare parts are generally used within a year of purchase.
Consignment stock agreements with suppliers for spare parts are part of the Transaction as well. Other current assets include consignment stocks for which control transfers upon delivery to the consignment warehouse at the manufacturing facility in Austin, Texas (United States of America), of the Fab 25 Business. These consignment stocks amounted to $97 as of June 30, 2025 (2024: $252). For the corresponding other current liability, please refer to Note 12—Other Current Liabilities.

6.PROPERTY, PLANT, AND EQUIPMENT
As of June 30, 2025 and 2024, property, plant, and equipment by major asset class and accumulated depreciation that are part of the Transaction are summarized as follows:

(U.S. dollars in thousands)	2025	2024

Land and buildings	$147,541	$147,514
Technical equipment and machinery	242,426	210,355
Other plant and office equipment	11,365	8,565
Advance payments and assets under construction	18,213	18,892

Property, plant, and equipment—gross	419,545	385,326

Accumulated depreciation	(271,526)	(230,668)

Property, plant, and equipment—net	$148,019	$154,658

In the combined statements of revenues and direct expenses, depreciation on property, plant, and equipment is presented within cost of sales.
Depreciation expense in total was approximately $27,028 and $27,569 for the interim period ended June 30, 2025 and 2024, respectively.
7. OTHER INTANGIBLE ASSETS
Other intangible assets comprise of purchased software licenses. In the combined statements of revenues and direct expenses, the amortization on other intangible assets is presented in cost of sales.
The following table summarizes the movement of intangible assets for the interim period ended on June 30, 2025 and 2024:

(U.S. dollars in thousands)

Balance as of June 30, 2023	$34

Acquisitions	4,870
Amortization charges	(1,271)

Balance as of June 30, 2024	3,633

Acquisitions	—
Amortization charges	(1,633)

Balance as of June 30, 2025	$2,000

The following table outlines the estimated future amortization expense related to intangible assets held for the interim period ended on June 30, 2025:

(U.S. dollars in thousands)

June 30, 2026	$(1,634)
June 30, 2027	(357)
June 30, 2028	(9)
Thereafter	—

Total	$(2,000)

8.LEASES
The Transaction includes three supplier agreements with embedded lease components, which are accounted for in accordance with ASC 842. These components relate to the embedded lease of a manufacturing plant and bulk gas tanks. All three embedded lease components were classified as finance leases.
The right-of-use assets for the embedded leases as of June 30, 2025 and 2024, are as follows:

(U.S. dollars in thousands)	2025	2024

Manufacturing plant	$21,110	$23,381
Bulk gas tanks	54	243

Total right-of-use-assets	$21,164	$23,624

In the combined statements of revenues and direct expenses, depreciation on right-of-use assets is presented within cost of sales.
The outstanding lease liabilities for the embedded leases as of June 30, 2025 and 2024, are as follows:

(U.S. dollars in thousands)	2025	2024

Manufacturing plant	$22,813	$24,187
Bulk gas tanks	276	461

Total lease liabilities	$23,089	$24,648

Other information related to leases was as follows:

	2025	2024

Remaining lease terms	1–9 years	2–10 years
Weighted-average remaining lease term	9 years	10 years
Weighted-average discount rate	4.30%	4.29%

As of June 30, 2025, maturities of lease liabilities were as follows:

(U.S. dollars in thousands)

June 30, 2026	$3,128
June 30, 2027	2,996
June 30, 2028	2,982
June 30, 2029	2,940
June 30, 2030	2,940
Thereafter	12,863

Total lease payments	27,849

Less imputed interest	(4,760)

Total lease liability	$23,089

As of June 30, 2024, maturities of lease liabilities were as follows:

(U.S. dollars in thousands)

June 30, 2025	$2,565
June 30, 2026	3,128
June 30, 2027	2,996
June 30, 2028	2,982
June 30, 2029	2,940
Thereafter	15,803

Total lease payments	30,414

Less imputed interest	(5,766)

Total lease liability	$24,648

In the combined statements of revenues and direct expenses, interest expenses related to finance lease liabilities are presented within other expenses.
Payments for low-value leases ($5 and less) and short-term leases (< 1 year) are directly expensed and recorded as cost of sales in the combined statements of revenues and direct expenses. For the interim period ended June 30, 2025, the amount is $62 and for the interim period ended on June 30, 2024, $2.
9.IMPAIRMENT OF LONG-LIVED ASSETS
For the purposes of the Abbreviated Financial Statements, triggering events were analyzed for the stand-alone Fab 25 Business. For the interim period June 30, 2024, no indicators of impairment were identified. However, as of September 30, 2024, indicators were noted following the initiation of M&A considerations and sales-related activities for the Fab 25 Business.
As a result, an impairment test was conducted as of June 30, 2025, treating the stand-alone Fab 25 Business as a separate group of assets. The recoverable amount was determined based on fair value, primarily derived from individual asset selling prices, supported by external valuations and independent appraisals.
As the carrying amount of the net assets of the Fab 25 Business was below the recoverable amount determined on the basis of fair value, less costs of disposal, no impairment loss was recognized for the interim period June 30, 2025.
10.TRADE PAYABLES
The trade payables, which are part of the Transaction, comprise third-party trade payables related to the purchase of raw materials and supplies, utilities, spare parts, maintenance, freight costs, and other office supplies.
11.CURRENT PERSONNEL-RELATED PROVISIONS
As of June 30, 2025 and 2024, the current personnel-related provisions related to transferred employees and included in the Transaction are summarized as follows:

(U.S. dollars in thousands)	2025	2024

Accrued PTO	$727	$718
Retention bonus	334	572
Performance bonus	3,246	4,186

Total current personnel-related provisions	$4,307	$5,476

The personnel-related provisions for accrued PTO included in the Transaction cover earned but unused vacation days up to a maximum of 40 hours as agreed in the MIPA.

12.OTHER CURRENT LIABILITIES
As of June 30, 2025 and 2024, the other current liabilities, which are part of the Transaction, are summarized as follows:

(U.S. dollars in thousands)	2025	2024

Consignment stock liabilities	$161	$376
Property tax liabilities	1,074	941
Personnel-related liabilities for FSAs	114	89

Total other current liabilities	$1,349	$1,406

The consignment stock liability relates to consignment stock that is recorded as raw materials and supplies (see Note 4—Inventories), since control transfers to the Fab 25 Business upon delivery to the consignment warehouse at its manufacturing facility in Austin, Texas (United States of America).
The Transaction also includes property tax liabilities related to properties in Austin, Texas (United States of America). The tax obligation arises for the property owner on January 1 and is payable to the tax authorities by January 31 of the following calendar year.
Personnel-related liabilities for FSAs include employee-elected, tax-advantaged savings plans offered by IFX that allow employees to set aside a portion of their pretax earnings to cover out-of-pocket health care or dependent care expenses.
13.REVENUES
Revenue from the internal manufacturing agreement between Spansion and IFX (including its other wholly owned subsidiaries) is recognized at a point in time, when the performance obligations are satisfied, meaning that Fab 25 Business has completed the manufacturing services for 200 mm front-end wafers and the testing services for externally produced front-end wafers.
The transaction price is determined using a cost-plus-margin approach based on the intercompany contract manufacturing arrangements in place during the interim period ended on June 30, 2024 and June 30, 2025.
For the combined statements of revenues and direct expenses, revenue recognition is based on the costs incurred for performance obligations that were already satisfied. Costs are mainly measured by material usage and time incurred, reflecting the transfer of control of services to the intercompany customers, IFX (including its other wholly owned subsidiaries).
For further information, please refer to Note 3—Summary of Significant Accounting Policies.
14.COST OF SALES
The cost of sales in the combined statements of revenues and direct expenses mainly comprise direct and indirect materials, such as raw materials, indirect production materials, quartz ware, gases, chemicals, utilities (e.g., for electricity, gases, and water related to the production process), spare parts, delivery costs, and freight.

In addition, the cost of sales includes personnel-related costs for all employees historically involved in providing manufacturing and testing services. As part of the transfer, it was agreed that not all personnel-related assets and liabilities would be transferred to SKYT.
Personnel-related expenses related to assets and liabilities that are part of the transaction include, for example, expenses for FSAs, accrued PTO for earned but unused vacation days up to a maximum of 40 hours, performance bonuses, etc.
Personnel-related expenses related to assets and liabilities that are excluded from the transfer but included in the combined statements of revenues and direct expenses within cost of sales include expenses for long-term incentive plans with a performance share unit plan and a restricted stock unit plan accruals for severance payments in connection with dismissals, deferred compensation plans, other employee fringe benefits, payroll tax liabilities, accrued PTO for earned but unused vacation days exceeding 40 hours, outstanding net payments of wages and salaries, etc.
Furthermore, depreciation of property, plant, and equipment; right-of-use assets; amortization of intangible assets; and property tax expenses are included in cost of sales.
Costs for maintenance of the product manufacturing facility (e.g., salaries, repair and maintenance, and service costs) are included in cost of sales.
Costs related to raw wafers and externally produced front-end wafers are excluded from the combined statements of revenues and direct expenses, as these assets and their associated costs are provided by the customer under the currently signed contract manufacturing agreement. This arrangement will continue after June 30, 2025, under the Individual Agreement between SKYT and IFX, under which IFX will continue to provide raw wafers and externally produced front-end wafers free of charge to enable the Fab 25 Business to perform manufacturing and testing services for IFX and its wholly owned subsidiaries.
15.GENERAL AND ADMINISTRATIVE EXPENSES
General and administrative expenses include costs for administrative and HR supporting functions. These functions were previously handled by IFX and other wholly owned subsidiaries and were not charged to Spansion. Since some of these employees have been transferred as part of the Transaction, the related costs are considered, as they were historically incurred for the Fab 25 Business. Therefore, a cost allocation based on the usage of these services based on the transferred headcount was applied to the relevant incurrent costs on the cost centers to determine the necessary personnel-related expenses for the Fab 25 Business.
16.INTEREST EXPENSES
Interest expenses from applying the effective interest method to the lease liabilities for the embedded leases amount to $749 for the interim period ended June 30, 2025 (2024: $409).
For further information, please refer to Note 8—Leases.
17.SUBSEQUENT EVENTS
The Abbreviated Financial Statements have been derived from historical information previously presented in IFX’s consolidated financial statements.

Subsequent events and transactions requiring recognition have been evaluated through August 5, 2025 and August 5, 2024, respectively, the dates of original issuance of the report on group performance of the third quarter of IFX for the fiscal years 2025 and 2024.
In addition, subsequent events and transactions for disclosure purposes have been evaluated through September 11, 2025, the date on which the Abbreviated Financial Statements became available to be issued. No events or transactions were identified that would require disclosure in the Abbreviated Financial Statements, other than the Transaction between IFX and SKYT described in Note 1—Description of the Transaction and Basis of Presentation.
******